UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina		27028
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 7.01.	Regulation FD Disclosure

On April 12, 2007, Bank of the Carolinas Corporation (“BOCC”) and its wholly-owned bank subsidiary Bank of the Carolinas (“BOC”) entered into an Agreement and Plan of Reorganization and Merger (“Agreement”) with Randolph Bank & Trust Company (“Randolph”) pursuant to which Randolph will merge with and into BOC (the “Merger”). The Boards of Directors of BOCC and BOC approved the Agreement and the transactions contemplated in it on April 11, 2007. A copy of this Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Upon the consummation of the Merger, each share of Randolph Common Stock issued and outstanding at the Effective Time of the Merger will be converted into and exchanged for the right to receive 2.67 shares of BOCC Common Stock; provided, if the average closing price of BOCC Common Stock for 20 days prior to the “Determination Date” described in the Agreement falls below 80% of the closing price as of April 12, 2007, Randolph may terminate the Agreement unless BOCC elects to proportionately increase the Exchange Ratio, and further provided, if that average price rises more than 120% of the closing price as of April 12, 2007, BOCC may proportionately decrease the Exchange Ratio. Each share of Randolph Preferred Stock issued and outstanding at the Effective Time of the Merger shall be converted into and exchanged for the right to receive cash in the face amount of the share plus any unpaid quarterly dividends on a prorated basis through the Effective Time.

Each outstanding option to purchase Randolph Common Stock will be cancelled and the holders of those options will receive cash for each option in the amount of the difference between (i) the product of the closing price of BOCC Stock immediately before the Effective Time and the number of shares of stock covered by the option, multiplied by the Exchange Ratio and (ii) the per share exercise price of the stock option.

The obligations of Randolph and of BOCC and BOC to consummate the Merger are subject to various conditions including, without limitation: (i) approval by shareholders of Randolph and BOCC; (ii) regulatory approvals (including approvals from the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks) without the imposition of unduly burdensome requirements; (iii) effectiveness of a registration statement for the BOCC Common Stock to be offered and exchanged in the Merger; (iv) a favorable tax opinion as to federal income tax effects of the Merger; (v) fairness opinions from the parties’ respective financial advisors; (vi) continuing material truth and accuracy of representations and warranties made by the parties in the Agreement; (vii) absence of material adverse changes; and (viii) performance in all material respects by each of the parties of its covenants under the Agreement. Some of these conditions may be waived by the party for whose benefit they were included in the Agreement.

The Agreement may be terminated, before or after shareholder approval, in certain circumstances, including: (i) upon the mutual consent of the parties; (ii) failure of conditions to closing; (iii) by either Randolph or BOCC and BOC if the Merger is not consummated by December 31, 2007; or (iv) by either Randolph or BOCC and BOC if there is a material breach of the other party’s representations, warranties, or covenants, or a material adverse change occurs, and the breach or change is not cured within 30 days following notice by the complaining party to the complaining party’s reasonable satisfaction; (v) by Randolph or by BOC and BOCC in certain circumstances involving a Superior Proposal.

If the Merger fails to be consummated because of a breach of one party’s representations, warranties, or covenants, the other party is entitled to recover all of its expenses in the case of an intentional breach and expenses up to $300,000 in the case of an unintentional breach. In addition, if the agreement is terminated in certain circumstances, the party terminating will owe certain termination fees to the other party. If Randolph terminates to accept a Superior Proposal, it will owe BOCC a termination fee of $1.5 million. These termination fee provisions may substantially increase the cost to a third party of acquiring Randolph.

The Agreement and the Merger will be submitted for approval to the shareholders of both Randolph and BOCC. Prior to either meeting of shareholders, BOCC will file a registration statement with the Securities and Exchange Commission registering, under the Securities Act of 1933, as amended, the offering of the shares of BOCC Common Stock to be issued in exchange for the outstanding shares of Randolph Common Stock. Such shares of BOCC Common Stock will be offered to Randolph’s common shareholders pursuant to a prospectus that also will contain a joint proxy statement for the separate BOCC and Randolph shareholder meetings.

For additional information regarding the Agreement, refer to the copy of the Agreement incorporated herein by reference and included as an Exhibit to this Current Report on Form 8-K. The discussion of the Agreement in this Current Report is qualified in its entirety by reference to that document. The Agreement includes representations and warranties each party has made to the other. These representations and warranties are qualified by information in confidential disclosure schedules the parties delivered to each other when they executed the Agreement. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose. Information about BOCC is available in the public filings it makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

A joint press release describing this event was issued by BOCC and Randolph on April 12, 2007, and a copy is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Reorganization and Merger, date as of April 12, 2007, by and between Randolph Bank & Trust Company and Bank of the Carolinas, and joined in by Bank of the Carolinas Corporation

99.1	Copy of joint press release dated April 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: April 12, 2007	By:	/S/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

2.1	Agreement and Plan of Reorganization and Merger, dated as of April 12, 2007, by and between Randolph Bank & Trust Company and Bank of the Carolinas, and joined in by Bank of the Carolinas Corporation

99.1	Joint Press Release, dated April 12, 2007, issued by Randolph Bank & Trust Company and Bank of the Carolinas Corporation

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